Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-89872, 33-60804, 333-37986 and 333-20405) of Koss Corporation of our report dated July 11, 2003, except as to the restatement described in Note 14 which is as of February 13, 2004, relating to the financial statements, which appear in Koss Corporation’s Form 10-K/A filed March 10, 2004.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
November 15, 2004